UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 13, 2008, Clayton Williams Energy, Inc. (“the Company”) entered into a Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”), which amends the Company’s Amended and Restated Credit Agreement (the “Senior Credit Facility”) dated May 21, 2004, among the Company, Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), Warrior Gas Co., CWEI Acquisitions, Inc., Romere Pass Acquisition L.L.C., CWEI Romere Pass Acquisition Corp., Blue Heel Company, Tex-Hal Partners, Inc., JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent, and the Lenders named therein.

Pursuant to the Fifth Amendment, the Senior Credit Facility was amended to, among other things, extend the maturity of the Senior Credit Facility from May 21, 2007 to May 21, 2012 and increase the permitted amount of “Other Investments” (as defined in the Senior Credit Facility) from $1 million to $5 million.  The Fifth Amendment also modified covenants restricting the Company’s ability to engage in hedging transactions, including limits on hedging transactions for production months from the date of the Fifth Amendment through December 31, 2008, and waived noncompliance by the Company with prior limitations on hedging transactions.

In connection with the Fifth Amendment, the Lenders reaffirmed the Company’s borrowing base under the Senior Credit Facility of $250 million.  The Company’s borrowing base under the Senior Credit Facility is subject to redetermination in accordance with the Senior Credit Facility.

The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	June 18, 2008	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	June 18, 2008	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief
Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 10.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 13, 2008